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                                                                    EXHIBIT 99.1


                                     PROXY
                              CHEMDEX CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________, 2000

   The undersigned stockholder of Chemdex Corporation revoking all prior proxies, hereby appoints ________, and ________ or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Chemdex Corporation which the undersigned is entitled to vote at the special meeting of stockholders to be held at the executive offices of Chemdex, 1500 Plymouth Street, Mountain View, CA 94043, on _________, 2000, beginning at ____ a.m., local time, and at any adjournments of the meeting, upon matters set forth in the Notice of Special Meeting dated _______, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Ascend board of directors. Attendance of the undersigned at the meeting or any adjournment session of the meeting will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

   This proxy is solicited on behalf of the Chemdex board of directors. A stockholder wishing to vote in accordance with the recommendations of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

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   SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
      SIDE                                                            SIDE
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    [X]   Please mark
          Votes as in
          this example.

The shares represented by this proxy will be voted as directed or, if no direction is given with respect to the proposal set forth below, will be voted
"FOR" such proposal.
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                                                                                        FOR    AGAINST   ABSTAIN
1.  To approve the issuance of up to a maximum of 12,057,366 shares of Chemdex          [ ]      [ ]       [ ]
    common stock for all outstanding shares of Promedix.com, Inc. capital stock in connection with a merger whereby Promedix will become a wholly-owned subsidiary of Chemdex and Chemdex will assume Promedix's stock option plan.

2.  To approve the issuance of 1,250,000 shares of Chemdex common stock for all         [ ]      [ ]       [ ]
    outstanding shares of SpecialtyMD.com Corporation capital stock in connection with a merger whereby SpecialtyMD will become a wholly-owned subsidiary of
    Chemdex and Chemdex will assume SpecialtyMD's stock option plan.

3.  To increase the number of Chemdex common stock available for issuance under         [ ]      [ ]       [ ]
    the Chemdex 1999 Employee Stock Purchase Plan by 300,000 shares to a total of
    1,050,000 shares.

4.  To increase the number of shares of Chemdex common stock available for              [ ]      [ ]       [ ]
    issuance under the Chemdex 1998 Stock Plan by 4,250,000 shares to a total of
    10,375,000 shares.

                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING                [ ]

                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [ ]

                                                Please promptly complete, date and sign this proxy
                                                and mail it in the enclosed envelope to assure
                                                representation of your shares.  No postage need to
                                                affixed if mailed in the United States.  Please
                                                sign exactly as name(s) appear on the stock
                                                certificate.

                                                If stockholder is a corporation, please sign full
                                                corporate name by president or other authorized
                                                officer and, if a partnership, please sign full
                                                partnership name by an authorized partner or other
                                                persons.

Signature:                         Date:                            Signature:                            Date:
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